MediaOne Group, Inc.
Consolidated Domestic Cable Highlights-Pro Forma (1)
MediaOne
(UNAUDITED)

                     Three Months Ended             Year Ended
Dollars in           December 31,                 December 31,
millions            1998   1997     Percent       1998    1997     Percent
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Video Revenues
 Basic cable      $  428  $ 391      9.5%     $ 1,704 $ 1,534    11.1%
 Premium              82     81      1.2          322     328    (1.8)
 Pay-per-view         12     13     (7.7)          52      55    (5.5)
 Advertising          49     38     28.9          157     128    22.7
 Equip. & instal.     46     40     15.0          176     154    14.3
 Other                (6)    (5)   (20.0)         (28)    (20)  (40.0)
                  ---------------              ---------------
Total Video
 Revenues            611    558      9.5        2,383   2,179     9.4

 New products         16      7    128.6           50      20   150.0
                  ---------------             ----------------
Total Broadband
Revenue           $  627 $  565     11.0%     $ 2,433 $ 2,199    10.6%
                  ===============             ================

Operating Cash Flow(2)(3)
 Video
(Excluding Y2K)   $  260 $  245      6.1%     $ 1,008 $   951     6.0%
 New Products        (19)    (9)  (111.1)         (58)    (34)  (70.6)
 Year 2000 costs      (6)     -        -          (13)      -       -
                  ---------------             ----------------
Total Operating
 Cash Flow        $  235 $  236    (0.4)%     $   937 $   917     2.2%
                  ===============             ================

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(1) Results reflect pro forma adjustments for acquisitions and dispositions.
(2) Includes spending initiatives (e.g. systems improvements, call center consolidations, etc.)
(3) Operating cash flow represents earnings before interest, taxes, depreciation and amortization.
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